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                                   EXHIBIT 11
                  Mobile America Corporations and Subsidiaries
                  Unaudited Computations of Earnings Per Share
        Quarters ended September 30, 1998 and 1997 and Nine Months ended
                           September 30,1998 and 1997

See Note 4 to financial statements.



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